EXHIBIT 4.18

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (the "AGREEMENT"), dated as of June 17, 1997, is entered into by and between JULIUS BAER SECURITIES INC. acting in its capacity as agent for certain non-U.S. persons (such non-U.S. persons collectively, the "PURCHASER") and DYNAGEN, INC., a Delaware corporation (the "COMPANY").

         The parties hereto agree as follows:

         1. PURCHASE AND SALE OF PREFERRED SHARES AND COMMON SHARES. Upon the basis of the representations and warranties, and subject to the terms and conditions set forth in this Agreement, the Company covenants and agrees to sell to the Purchaser on the Closing Date (as hereinafter defined) 7,500 shares (the "PREFERRED Shares") of its Series B Preferred Stock (the "PREFERRED STOCK"), each such Preferred Share convertible in accordance with the terms and conditions of the Company's Certificate of Designation for the Preferred Stock in the form of EXHIBIT A annexed hereto (the "CERTIFICATE OF DESIGNATION") on the dates set forth in the Certificate of Designation (any such date of conversion, the "CONVERSION DATE") into shares of the Company's Common Stock (the "CONVERSION SHARES") and (ii) 225,000 shares of the Company's Common Stock (the "COMMON SHARES"). The Preferred Shares and the Common Shares (the "SHARES") shall be purchased at the aggregate purchase price of $750,000 (the "PURCHASE PRICE"), representing $2,250 for the Common Shares and $747,750 for the Preferred Shares.

         2. CLOSING. The closing of the purchase and sale of the Shares pursuant to Section 1 hereof shall take place on June 17, 1997 at the offices of Morse, Zelnick, Rose & Lander LLP, located at 450 Park Avenue, Suite 902, New York, New York 10022 or at such other date, time and place as the Purchaser and the Company may agree upon in writing, or, subject to the last sentence of this
Section 2, at such other time at which the Escrow Agent (as hereinafter defined) shall have received all documents and instructions as it shall in its sole judgment deem necessary and appropriate to consummate the transactions contemplated hereby (such time and date for the closing, the "CLOSING DATE"). The certificates representing the Shares shall be delivered by, or on behalf of, the Company at the closing against payment of the Purchase Price therefor in immediately available funds by, or on behalf of, the Purchaser to the attorney trust account of Morse, Zelnick, Rose & Lander, LLP, (the "ESCROW AGENT") (Chase Manhattan Bank, Account No. 967086639, ABA Routing Number 021000021). The Escrow Agent shall receive from the Purchaser and the Company written instructions of the Purchaser and the Company in substantially the form of EXHIBIT B hereto instructing the Escrow Agent with respect to the closing and settlement procedures, subject, however, to the terms and conditions of this Agreement on the date the Purchaser delivers the Purchase Price to the Escrow Agent. Commencing on the fifth business day after delivery to the Escrow Agent of the Purchase Price, the Purchaser, if the purchase and sale transaction contemplated hereby has not been consummated in accordance with the terms of this Agreement, may terminate the proposed transaction by notice to the Company and the Escrow Agent, whereupon the Escrow Agent shall redeliver the Purchase Price to the Purchaser as soon as practicable in accordance with the written instructions of the Purchaser.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser represents and warrants to, and agrees with, the Company that:

                  (a) The Purchaser acknowledges that the Preferred Shares, the Conversion Shares and the Common Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or any other applicable securities law (except that the Company has agreed to register the Conversion Shares and the Common Shares under the Securities Act, in accordance with the Registration Rights Agreement (as defined in Section 6(b)) and, accordingly, may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of ("TRANSFERRED") unless registered under the Securities Act or Transferred in a transaction exempt from registration under the Securities Act and any other applicable securities law.

                  The Purchaser acknowledges and agrees that the certificates representing the Preferred Shares, the Conversion Shares and the Common Shares will bear a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN AVAILABLE EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  (b) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and was not organized for the specific purpose of acquiring the Shares. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. The Purchaser is aware that it may be required to bear the economic risk (including the possible loss of the entire investment) of an investment in the Shares for an indefinite period, and it is able to bear such risk for an indefinite period.

                  (c) The Purchaser is acquiring or will acquire the Shares for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, except in compliance with applicable securities laws (including exemptions thereunder) or pursuant to an effective registration statement under the Securities Act.

                  (d) The Purchaser and/or its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Purchaser has had the opportunity to obtain and to review the Company's (1) Transition Report on Form 10-K for the six-month period ended December 31, 1996 as filed with the Securities and Exchange Commission (the "SEC"), (2) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, and (3) definitive Proxy Statement of the Company dated December 27, 1996 for its Annual Meeting of Stockholders held on January 30, 1997 (collectively, the "SEC DOCUMENTS"), each of which the Company has filed pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                  (e) The Purchaser, in electing to subscribe for the Shares hereunder, has relied upon an independent investigation made by it and its representative, if any. The Purchaser has been given no oral or written representations or assurances from the Company or any representative of the Company other than as set forth in this Agreement or in a document executed by a duly authorized representative of the Company making reference to this Agreement.

                  (f) The Purchaser has no existing short position with respect to the Common Stock and agrees not to enter into any short sales or other hedging or derivative security transactions involving the Common Stock; provided, however, that the Purchaser may enter into a short sale or hedging transaction at any time after a Conversion Date (as such term is defined in Section 15) and through the Delivery Date (as defined in Section 15), solely in order to cover that number of Conversion Shares being delivered on the Delivery Date. The Purchaser further agrees that, at all times after the execution of this Agreement by the Purchaser and prior to conversion of all Preferred Shares, it will keep its purchase of the Shares confidential, except as required by law and except as necessary or appropriate in the ordinary course of the Purchaser's business.

                  (g) The Purchaser acknowledges that, except for the historical material contained herein or in the SEC Documents, the matters disclosed herein and therein are forward-looking statements under the federal securities laws that involve risks and uncertainties, including, but not limited to, the Company's ability to obtain future financing, the management and integration of acquired businesses and possible future acquisitions, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development, commercialization and technological difficulties, capacity and supply constraints or difficulties, the results of financing efforts, actual purchases under agreements, and other risks detailed in the Company's SEC Documents. Actual results could differ materially from those estimated or anticipated in these forward-looking statements.

                  (h) The Purchaser is a resident of the state or country set forth under its name on the signature page hereto.

                  (i) The foregoing representations and warranties are true and accurate as of the date hereof and unless otherwise informed in writing may be relied upon by the Company as being true and correct as of the Closing Date.

         4.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The  Company
represents and warrants to, and agrees with, the Purchaser that:

                  (a) The Company and each of Able Laboratories, Inc. and DynaGen Acquisition Corp. (the "Subsidiaries") have been duly incorporated and are validly existing as corporations under the laws of their respective states of incorporation and have the requisite corporate powers to own their properties and to carry on their businesses as now being conducted.

                  (b) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements, enforceable in accordance with their respective terms, and the Company has full corporate power and authority necessary to enter into such agreements and to perform its obligations thereunder.

                  (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its affiliates or of any third party or of the stockholders of the
Company is required for execution of this Agreement or the Registration Rights Agreement or the performance of its obligations under such agreements, including, without limitation, the issuance and sale of the Preferred Shares, the Conversion Shares and the Common Shares (except for the registration of the Conversion Shares and Common Shares under the Securities Act pursuant to the Registration Rights Agreement, the listing of the Conversion Shares and the Common Shares on the Nasdaq SmallCap Market and any notices of sale required to be filed with the SEC pursuant to Regulation D promulgated under the Securities Act or any state securities law authority pursuant to applicable blue sky laws may be filed within the applicable periods therefor).

                  (d) Neither the sale of the Shares pursuant to this Agreement, nor the performance of its obligations under this Agreement or the Registration Rights Agreement by the Company, will:

                           (i) violate, conflict with, result in a breach of, or
constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Certificate of Incorporation or By-laws of the Company or any Subsidiary,
(B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any Subsidiary of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any Subsidiary or over the properties or assets of the Company or any Subsidiary, (C) the terms of any bond, debenture, or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any Subsidiary is a party, by which the Company or any Subsidiary is bound, or to which any of the properties of the Company or any Subsidiary is subject, or (D) the terms of any "lockup" or similar provision of any underwriting or similar agreement to which the Company is a party; or

                           (ii)  result in the  creation  or  imposition  of any
lien, claim or other encumbrance upon any of the assets of the Company or any Subsidiary.

                  (e) The Shares have been duly and validly  authorized  and are
(i)  free  and  clear  of  any  security  interests,   liens,  claims  or  other
encumbrances,   (ii)  are  duly  and  validly  issued,   (iii)
fully paid and nonassessable, (iv) not issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company, and (v) do not subject the holders thereof to personal liability by reason of being such holders.

                  (f) The Conversion Shares have been duly and validly authorized and when issued in accordance with the terms of this Agreement and the Certificate of Designation (i) will be free and clear of any security interests, liens, claims or other encumbrances, (ii) will be duly and validly issued, (iii) will be fully paid and nonassessable, (iv) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company, and (v) will not subject the holders thereof to personal liability solely by reason of being such holders.

                  (g) Except as required to be set forth in the SEC Documents, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates that would materially adversely affect the results of operations of the Company or adversely affect the execution by the Company of, or materially adversely affect the performance by the Company of its obligations under, this Agreement or the Registration Rights Agreement, or the transactions contemplated hereby or thereby.

                  (h) Neither the Company, nor any authorized representative of the Company, has made any written or oral communication in connection with the offer or sale of the securities offered hereby that contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                  (i) None of the Company, any affiliate of the Company, or any person acting on behalf of the Company or any such affiliate has engaged, or will engage, in any general solicitation or general advertising with respect to the Preferred Stock or the Common Shares.

                  (j) The Company is duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company has registered its Common Stock pursuant to the Exchange Act, and the Common Stock is listed and currently trades on the Nasdaq SmallCap Market. The Company is not in violation of the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed. The Company has filed all materials required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for at least twelve (12) months immediately preceding the date hereof, and has received no notice, either oral or written, with respect to the continued eligibility for such listing. The Company has timely made all filings required under the Exchange Act during the twelve month period preceding the date hereof and is eligible to use Form S-3 to register the Conversion Shares and Common Shares. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Prior to the date hereof, the Company has corrected all statements in the SEC Documents that have required correction and has filed all necessary amendments to the SEC Documents, in each case as required by applicable law.

                  (k) As of the date hereof, the authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock, $.01 par value per share, of which 30,122,477 shares were issued and outstanding, and (ii) 10,000,000 shares of preferred stock, $.01 par value per share, of which (A) 50,000 shares have been designated Series A Preferred Stock, of which no shares were issued and outstanding and (B) 7,500 shares have been designated Series B Preferred Stock, of which no shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as contained in Section 5(i) of the Securities Purchase Agreement dated June 16, 1997 by and among the Company and the Investors named therein evidencing the sale of Series A Preferred Stock, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no outstanding debt securities of the Company. The Company has made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation, as amended, as in effect on the date hereof, and the Company's By-laws. As of the Closing Date and before giving effect to the Superior Acquisition (as defined in Section 5(g) hereof) and the Closing contemplated hereunder, (i) the authorized capital stock of the Company will be (x) 75,000,000 shares of Common Stock, $.01 par value per share, of which 30,272,477 shares will be issued and outstanding and (y) 10,000,000 shares of Preferred Stock, $.01 par value per share, of which (A) 50,000 shares have been designated Series A Preferred Stock, of which 41,000 shares are issued and outstanding and
(B) 7,500 shares have been designated as Series B Preferred Stock, of which no shares are issued and outstanding.

                  (l) The Company undertakes and agrees to make all necessary filings in connection with the sale of the securities offered hereby as required by the United States laws and the regulations or any domestic securities exchange or trading market.

                  (m) Except as set forth in the SEC Documents, since December 31, 1996, there has been no material adverse development in the assets, liabilities, business properties, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, except as disclosed in the filings of the Company with the SEC, other than continued losses.

                  (n) None of the filings of the Company with the SEC since December 31, 1996 contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has since July 1, 1996 timely filed all requisite forms, reports and exhibits thereto with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents.

                  (o) Except as set forth in the SEC Documents, there is no known fact to the Company or any subsidiary (other than general economic conditions generally known to the public) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Company or any subsidiary, or (ii) could reasonably be expected to adversely affect the ability of the Company or any subsidiary to perform its obligations pursuant to this Agreement or the Registration Rights Agreement.

                  (p) The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Shares. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement and the Registration Rights Agreement has been based solely on the independent evaluation by the Company and its representatives.

                  (q) Neither the Company, nor any of its affiliates, has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Stock under the Securities Act.

                  (r) Except as set forth within this Agreement or in the SEC Documents, the Company and its Subsidiaries own, have obtained or possess rights to use the trademarks, trade names, service marks, service mark registrations, patents, copyrights, licenses, approvals, governmental authorizations, trade secrets and other rights necessary to conduct their respective businesses as now conducted, the Company does not have any knowledge of any material infringement by the Company or its subsidiaries of any trademark, trade name rights, patent rights, copyrights, licenses, service marks, service mark registrations, trade secrets or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, copyright, license, service marks, service mark registrations, trade secret or other infringement which could have a material adverse effect on the Company. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  (s) The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares and the Common Shares.

         5. COVENANTS OF THE COMPANY.  The Company covenants and agrees with the
Purchaser:

                  (a) To comply with all requirements of Section 4(2) with respect to the Common Shares and the Preferred Shares, and Section 3(a)(9) with respect to the Conversion Shares, and to the extent applicable Regulation D under the Securities Act, with respect to the sale of the Preferred Shares, the Conversion Shares and the Common Shares.

                  (b) To notify the Purchaser promptly if at any time during the period beginning on the date of this Agreement and ending on the Closing Date any event shall have occurred as a result of which any written or oral communication made by the Company, or any authorized person representing the Company, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) To cause the Conversion Shares to be, upon delivery, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges, security interests or other encumbrances.

                  (d) To have at all times authorized and reserved for issuance, free from preemptive rights, a sufficient number of shares of Common Stock to satisfy the conversion rights of the Purchaser pursuant to the terms and conditions of the Preferred Stock and the Certificate of Designation and to satisfy the issuance of any other shares of Common Stock that are reserved for issuance or that are issuable upon the exercise, conversion, exchange or satisfaction of any outstanding securities or obligations or rights of the Company.

                  (e) Each party shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, including without limitation, timely to satisfy the conditions to be satisfied as provided in Section 6 and 7 of this Agreement, to consummate the transactions contemplated hereby.

                  (f) Until the earlier of (i) the date that is one year after the date as of which the Holders (as that term is defined in Section 8(b)) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) or (ii) the date on which (a) the Holders shall have sold all the Conversion Shares and Common Shares and (b) none of the Preferred Stock is outstanding, the Company shall use its best efforts to file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not voluntarily terminate its status as a Company required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

                  (g) The  Company  will use the  proceeds  from the sale of the
Shares for working capital and other general corporate purposes, including consummation of the acquisition of Superior Pharmaceutical Company (the "SUPERIOR ACQUISITION") pursuant to that certain Agreement and Plan of Merger dated as of March 7, 1997, as amended.

                  (h) The Company shall use its best efforts to promptly secure the listing of the Conversion Shares and Common Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use its best efforts to maintain the listing of all such shares from time to time issuable under the terms of this Agreement, the Certificate of Designation and the Registration Rights Agreement. During the period that the Company is required to maintain effective a registration statement covering the Conversion Shares and Common Shares, the Company shall use its best efforts to maintain the Common Stock's authorization for listing on the Nasdaq SmallCap Market and any such other national securities exchange.

         6. CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS. The obligations of the Purchaser hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

                  (a) The representations and warranties made by the Company in this Agreement shall, unless waived by the Purchaser, be true and correct in all material respects as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date. The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                  (b) The Company and the Purchaser  shall have entered into the
Registration   Rights  Agreement  (the   "REGISTRATION   RIGHTS  AGREEMENT")  in
substantially the form annexed hereto as EXHIBIT C.

                  (c) The Company will provide to the Purchaser an opinion or opinions of counsel in substantially the form annexed hereto as EXHIBIT D.

                  (d)  The  Company   shall  have  filed  the   Certificate   of
Designation with the Secretary of the State of Delaware.

                  (e) None of the following shall have occurred: (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the Nasdaq, (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof, or (v) any limitation by the federal or state authorities on the extension of credit by lending institutions that materially and adversely affects the Purchaser.

                  (f) The Company shall have executed and delivered to the Escrow Agent the certificates representing the Shares.

                  (g) No action, suit, investigation or proceeding before or by any governmental authority shall have been commenced or threatened against the Company or any of the officers, directors or affiliates of the Company, that seeks to restrain, prevent or challenge the transactions contemplated by this Agreement or the Registration Rights Agreement or that seeks damages in connection with such transactions.

         7.       CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS.

                  (a) The obligations of the Company hereunder are subject to the performance by the Purchaser of their obligations hereunder and to the satisfaction of the condition precedent that the representations and warranties made by the Purchaser in this Agreement shall, unless waived by the Company, be true and correct in all material respects as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

                  (b) The Purchaser shall have delivered to the Escrow Agent by wire transfer the Purchase Price for the Shares.

         8.       TRANSFER OF SECURITIES.

                  (a) Securities Act Legend. Each certificate evidencing the Preferred Shares, the Conversion Shares and the Common Shares, and any certificates issued upon transfer or exchange of the foregoing, shall be stamped or imprinted with the legend substantially as set forth in Section 3(a). The legend set forth in Section 3(a) shall be removed and the Company shall issue a certificate without such legend to the holder of the Preferred Shares, the Conversion Shares and the Common Shares as applicable upon which it is stamped, if, unless otherwise required by state securities laws, (a) with respect to the Conversion Shares and the Common Shares, the sale of the Conversion Shares and the Common Shares, as the case may be, is registered under the Securities Act, or (b) in connection with a Transfer, such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a Transfer thereof may be made without registration under the Securities Act, or (c) such holder provides the Company with reasonable assurances that the Preferred Shares, the Conversion Shares and the Common Shares, as applicable, can be sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto). Notwithstanding the removal of any such legend, the Purchaser agrees to Transfer the Preferred Shares, the Conversion Shares and the Common Shares, including those represented by certificate(s) from which the legend has been removed, in compliance with all applicable securities laws.

                  (b) Securities Act Compliance. Each holder (a "HOLDER") of a certificate evidencing the Preferred Shares, the Conversion Shares and the Common Shares that bears the restrictive legend set forth in Section 3(a) above (the "RESTRICTED SECURITIES"), and who proposes to Transfer any Restricted Securities (other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act), shall give written notice to the Company of such Holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed sale or other disposition in sufficient detail and shall be accompanied by an opinion of legal counsel to the Holder. Promptly upon receipt of such notice, the Company shall present a copy thereof (together with any accompanying opinion of legal counsel to the Holder) to its legal counsel, and the following provisions shall apply:

                           (i) If,  in the  opinion  of  legal  counsel  to such
Holder, reasonably satisfactory in form and substance to the Company and its legal counsel, or if such notice was not accompanied by an opinion of legal counsel to the Holder, then, if, in the opinion of legal counsel to the Company, the proposed sale or other disposition may be effected without registering the Restricted Securities involved under the Securities Act or under state securities laws, such Holder shall be entitled to so Transfer such Restricted Securities in accordance with the terms of such notice delivered to the Company pursuant to this paragraph (b). The Company will advise the Holder, within five
(5) business days after submission of such notice, whether the Company believes such Holder is entitled to so Transfer the Restricted Securities in accordance with the foregoing. If the Holder is entitled to so Transfer, he shall submit the stock certificate or certificates evidencing the Restricted Securities to be Transferred to the Company in proper form for Transfer and accompanied by appropriate instruments of Transfer and the Company shall promptly issue new certificates giving effect to such Transfer. Certificates for Restricted
Securities thus Transferred (and each of the certificates evidencing any untransferred balance of the Preferred Shares, the Conversion Shares or the Common Shares not so transferred) shall bear the restrictive legend set forth in
Section 3(a), unless, in the opinion of such Holder's legal counsel (which opinion shall be reasonably satisfactory in form and substance to legal counsel for the Company), or in the opinion of legal counsel to the Company (if the Holder did not present an opinion of its legal counsel), such legend is not required by the applicable provisions of the Securities Act or state securities laws; and

                           (ii) If in the  reasonable  opinion of Holder's legal
counsel (or legal counsel to the Company if the Holder did not present an opinion of its legal counsel), the proposed Transfer cannot be effected without registering the Restricted Securities involved under the Securities Act or state securities laws, such Holder shall not offer to Transfer or Transfer such Restricted Securities unless and until such Restricted Securities have been registered under the Securities Act or state securities laws for such purpose or an exemption from such registration becomes available. Upon the consummation of the transactions contemplated by this Agreement, the Company shall have agreed to register the Conversion Shares and the Common Shares pursuant to the terms of the Registration Rights Agreement.

                  (c) Subject to the restrictions set forth in Sections 8(a) and
(b) above, upon the valid conversion of the Preferred Stock, the Company shall instruct its transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, for the Conversion Shares in such amounts as specified from time to time by the Purchaser to the Company. The Company shall provide instructions and opinions of counsel to its transfer agent in accordance the Registration Rights Agreement and this Section 8. Nothing in this Section shall affect in any way

Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Conversion Shares.

         9. FEES AND EXPENSES. Each of the Purchaser and the Company agrees to pay its respective expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses, due diligence costs and disbursements of such party's counsel.

         10. SURVIVAL OF THE REPRESENTATIONS, WARRANTIES, ETC. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect for a period of three years, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of any payment for the Preferred Stock, the Conversion Shares and the Common Shares.

         11. NOTICES. All notices, requests and other communications hereunder must be in writing and delivered to the parties at the following addresses or facsimile numbers:

If to the Purchaser, to:

         Julius Baer Securities Inc.
         330 Madison Avenue
         New York, NY  10017

         Telecopy:  (212) 697-5322

With a copy to:

         Rogers & Wells
         Two Hundred Park Avenue
         New York, NY  10166
         Attention:  Sara Hanks, Esq.

         Telecopy:  (212) 878-8375

If to the Company, to:

         DynaGen, Inc.
         99 Erie Street
         Cambridge, MA  02139
         Attention:  President

         Telephone:        (617) 491-2527
         Telecopy:         (617) 354-3902

All such notices, requests and other communications will (i) if delivered personally (including, without limitation, by reputable overnight courier service) to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon telecopy generated confirmation of receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         12. THIRD PARTY BENEFICIARY. Any permitted transferee of any part of the principal amount of the Preferred Stock, the Conversion Shares and the Common Shares shall be a third party beneficiary of the Company's obligations under this Agreement and the Registration Rights Agreement. Such person shall have all the rights of a third party beneficiary with respect to the enforcement against the Company of any provision of this Agreement and the Registration Rights Agreement.

         13.      MISCELLANEOUS.

                  (a) This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns.

                  (c) This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to conflicts of laws principles).

                  (d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  (e) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                  (f) This Agreement, including the schedules and exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

                  (g) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (h) Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Company and Purchaser, the Company and Purchaser do not thereby or in any manner waive any rights granted to it or him under U.S. Federal or state securities laws.

                  (i) The provisions of this Agreement, other than Sections 4(l), 5(f), 8, 10, 11, 12, 13, 14, 15 and 19, shall terminate when all Preferred Shares have been converted into shares of the Company's Common Stock and delivered to Purchaser.

                  (j) The parties  shall resolve any dispute  arising  hereunder before a panel of three arbitrators selected pursuant to and run in accordance with the rules of the National Association of Securities Dealers. The arbitration shall be held in New York, New York. The winning party shall be entitled to an award of reasonable attorney's fees and costs.

         14.      INDEMNIFICATION.

                  (a) The Company agrees to indemnify the Purchaser and its officers, directors, employees, agents and affiliates in respect of and hold each of them harmless from and against, any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claims, default or assessment) ("Losses") suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, as such expenses are incurred, unless such Loss results primarily from the Purchaser's gross negligence, recklessness or bad faith in performing the obligations which are the subject of this Agreement (a "Company Indemnifying Event").

                  (b) The Purchaser agrees to indemnify the Company and its officers, directors, employees, agents and affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement, as such expenses are incurred, unless such Loss results from the Company's gross negligence, recklessness or bad faith in performing the obligations which are the subject of this Agreement (a "Purchase Indemnifying Event").

                  (c) No party shall be entitled to indemnification for Losses relating to a Company Indemnifying Event or a Purchaser Indemnifying Event until the aggregate amount of such Losses exceeds $50,000 (the "Threshold"), and then such party shall be entitled only to the amount of the Losses in excess of the Threshold.

         15.  METHOD  OF  ASSERTING   INDEMNIFICATION  CLAIMS.  All  claims  for
indemnification by any Indemnified Party (as defined below) under Section 14 will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 14 (an "Indemnified Party") might seek indemnity under Section 14 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Purchaser or any affiliate of the Company or the Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 14 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 14 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                           (1)   If  the   Indemnifying   Party   notifies   the
Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 15(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim in all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 14). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnified Party's delivery of the notice referred to in the first sentence of this Section 15(a)(1), file any motion, answer or other pleading or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 15(a)(1), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 14 with respect to such Third Party Claim.

                           (2) If the  Indemnifying  Party  fails to notify  the
Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 15(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof, provided however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Section 15(a)(2), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in Section 15(a)(3) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 15(a)(2) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 15(a)(2), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                           (3)   If  the   Indemnifying   Party   notifies   the
Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 14 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 14 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of Section 15.

                  (b) In the event any Indemnified Party should have a claim under Section 14 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 14 specifying the nature of and basis for such claim together with the amount, or if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notices the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 14 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this
Section 15.

                  (c) Any  dispute  submitted  to  arbitration  pursuant to this
Section 15 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet on consecutive business days in New York, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing at the end of such period of consecutive business days (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and shall be entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

         16. TIME OF ESSENCE. Time shall be of the essence in this Agreement.

         17. COMPLIANCE WITH TAX LAW.

                  The Company and the Purchaser agree that the Company will comply with its applicable federal or other tax withholding obligations.

         18. LIQUIDATED DAMAGES FOR FAILURE TO DELIVER. The Company understands that a delay beyond the deadline for delivery, specified in Section 5(j) of the Certificate of Designation, could result in economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for the late issuance of Conversion Shares issuable at conversion of the Preferred Stock in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond three business days after receipt by the Company of the Original Documentation):

                                              Late Payment for Each $10,000 of
   No. Business Days Late                   Original Investment Being Converted

              3                                         $     50.00
              4                                         $    100.00
              5                                         $    150.00
              6                                         $    200.00
              7                                         $    250.00
              8                                         $    300.00
              9                                         $    350.00
             10                                         $    400.00
            >10                             $400.00 + $100.00 for each Business
                                                  Day Late Beyond 10 Days

         The Company shall make any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to actual damages for the Company's failure to issue and deliver the Conversion Shares to the Purchaser. Furthermore, in addition to any other remedy that may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of Conversion Shares within seven business days after the date on which the Company has received the Original Documentation, the Purchaser will be entitled to elect to be deemed to be treated as not having exercised the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to such Notice of Conversion; provided that no such election shall constitute waiver of any right or remedy Purchaser may have and the Company shall still be obligated notwithstanding any such election to make penalty payments hereunder and for any actual damages.

         19. NON-DELIVERY OF THE SHARES. If, within twenty (20) business days of the date after receipt by the Company of the Original Documentation, the Company shall fail to (i) issue the Conversion Shares and (ii) deliver to the Purchaser the Conversion Shares as required by the Certificate of Designation for any reason other than failure by the Purchaser to comply with its obligations under this Agreement, then the Company shall:

                  (a) hold the Purchaser harmless against any loss, claim or damage arising from or as a result of such failure by the Company (including, without limitation, any such loss, claim or damage resulting from an obligation to resell the Conversion Shares); and

                  (b) reimburse the Purchaser for all of its out-of-pocket expenses reasonably incurred, including fees and disbursements of its counsel, incurred by the Purchaser in connection with this Agreement and the transactions contemplated herein; provided however, that the Company shall not have further liability to the Purchaser except as provided for in this Section 17.

         20. ESCROW AGENT. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and its liability hereunder shall be limited to liability for gross negligence or willful misconduct on its part. The Company and the Purchaser agree to save harmless, indemnify and defend the Escrow Agent for, from and against their respective share of any loss, damage, liability, judgment, cost and expense whatsoever, by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence or willful misconduct on the part of the Escrow Agent.

                  The Escrow Agent shall not be responsible for any failure or inability of any of the parties to perform or comply with the provisions of this Agreement, or the agreements delivered in connection herewith.

                  In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely in good faith upon any document (including facsimile transmitted copies of documents), instrument or signature believed by it in good faith to be genuine and to be signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume in good faith that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

                  Each party hereto acknowledges that (a) the Escrow Agent is not acting as legal counsel to such party in any manner or respect in connection with the transactions contemplated by this Agreement, and (b) the Escrow Agent is serving as an accommodation to the parties hereto.

                  It is understood and further agreed that the Escrow Agent shall:

                  (a) be under no duty to enforce payment of any subscription that is to be paid to and held by it hereunder;

                  (b) promptly notify the Purchaser and the Company of any discrepancy between the amounts set forth on any statement delivered by the Purchaser and/or the Company and the sum or sums delivered to it therewith;

                  (c) be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Company or the Purchaser, or to give any receipt therefor except to the Company or the Purchaser, with a copy in each case to the Company;

                  (d) be protected in acting upon any notice, request, certificate, approval, consent or other paper reasonably believed by it to be genuine and to be signed by the proper party or parties (including, but not limited to, copies of documents transmitted by facsimile);

                  (e) be permitted to consult with counsel of its choice, and shall not be liable for any action taken, suffered, or omitted by it in accordance with the advice of such counsel; provided, however, that nothing in this subsection (e), nor any action taken by the Escrow Agent, or suffered or omitted by it in accordance with the advice of any counsel, shall relieve the Escrow Agent from liability for any claims that are occasioned by its gross negligence or willful misconduct;

                  (f) not be bound by any modification, amendment, termination, cancellation, or rescission of this Agreement, unless the same shall be in writing and signed by it;

                  (g) be entitled to refrain from taking any action other than to keep all property held in escrow if it (i) shall be uncertain concerning its duties or rights hereunder, or (ii) shall have received claims or demands from any party, or (iii) shall have received instructions from the Purchaser and/or the Company that, in the Escrow Agent's opinion, are in conflict with any of the provisions of this Agreement, until it shall have received a final judgment by a court of competent jurisdiction;

                  (h) have no liability for following the instructions herein or expressly provided for herein, or the written instructions given jointly by the Purchaser and/or the Company; and/or

                  (i) have the right, at any time, to resign hereunder by giving written notice of its resignation to all other parties hereto at least three (3) business days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by the other parties executing this Agreement, whereupon the Escrow Agent's obligations hereunder shall cease and terminate. If no such person has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the other parties executing this Agreement or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

                [REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK.]

                                  DYNAGEN, INC.

                          SECURITIES PURCHASE AGREEMENT

                           Counterpart Signature Page


         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Agreement and return the same to the Company, whereupon, this Agreement shall become a binding Agreement among us.

                                            Very truly yours,

                                            DYNAGEN, INC.

                                            By:      /s/ Dhananjay G. Wadekar
                                                     --------------------------
                                            Title:   Executive Vice President
                                                     --------------------------






                                  DYNAGEN, INC.

                          SECURITIES PURCHASE AGREEMENT

                           Counterpart Signature Page


         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Agreement and return the same to the Company, whereupon, this Agreement shall become a binding Agreement among us.

                                            Very truly yours,

                                            Julius Baer Securities Inc.


                                            By:      /s/ [ILLEGIBLE]
                                                     --------------------------
                                            Title:   Managing Director
                                                     --------------------------

                                            Address:     330 Madison Avenue
                                                         ----------------------
                                                         NY NY  10017
                                                         ----------------------